EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2018-C47 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wilmington Trust, National Association, as Trustee, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, CWCapital Asset Management LLC, as Special Servicer for the Aventura Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Aventura Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Aventura Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Aventura Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Aventura Mall Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the Showcase II Mortgage Loan prior to August 11, 2022, Mount Street US (Georgia) LLP, as Special Servicer for the Showcase II Mortgage Loan on and after August 11, 2022, Wilmington Trust, National Association, as Trustee for the Showcase II Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Showcase II Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Showcase II Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Showcase II Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Christiana Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Christiana Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Christiana Mall Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Skyline Village Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Skyline Village Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Skyline Village Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Skyline Village Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Skyline Village Mortgage Loan Rialto Capital Advisors, LLC, as Special Servicer for the Indian Hills Senior Community Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Indian Hills Senior Community Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Indian Hills Senior Community Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Indian Hills Senior Community Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Indian Hills Senior Community Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Holiday Inn FiDi Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Holiday Inn FiDi Mortgage Loan, Citibank, N.A., as Custodian for the Holiday Inn FiDi Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Holiday Inn FiDi Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Holiday Inn FiDi Mortgage Loan, and U.S. Bank National Association, as Servicing Function Participant for the Holiday Inn FiDi Mortgage Loan.

Dated: March 15, 2023

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)